Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

February 16, 2021

Board of Directors

Citius Pharmaceuticals, Inc.

11 Commerce Drive, 1st Floor

Cranford, NJ 07016

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Citius Pharmaceuticals, Inc., a Nevada corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), (ii) warrants to purchase shares of Common Stock (the “Warrants”), and (iii) shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares,” and together with the Shares and the Warrants, the “Securities”), with a proposed maximum aggregate offering price of $20,000,000 for the Securities.

The Registration Statement incorporates by reference the Registration Statement on Form S-3 (No. 333-248748), declared effective by the Commission on September 25, 2020 (the “Prior Registration Statement”), including the prospectus which forms a part of the Prior Registration Statement (the “Prospectus”).

The Securities are to be issued and sold by the Company pursuant to a securities purchase agreement, dated February 16, 2021 (the “Purchase Agreement”), being entered into by and among the Company and the investors signatory thereto, which will be filed with the Commission as an exhibit on a Current Report on Form 8-K.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Securities. We have examined a signed copy of the Registration Statement and the Prior Registration Statement, each as filed with the Commission. We have also examined and relied upon the Purchase Agreement, minutes of meetings of the Board of Directors of the Company, as provided to us by the Company, the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

Based upon and subject to the foregoing, we are of the opinion that (i) the Securities have been duly authorized for issuance, (ii) when the Shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Shares will be validly issued, fully paid and non-assessable, (iii) when the Warrants are issued and paid for in accordance with the terms and conditions of the Purchase Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, and (iv) when the Warrant Shares are issued and paid for in accordance with the terms and conditions of the Purchase Agreement and the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

This opinion is limited to the existing applicable Nevada Revised Statutes and applicable judicial decisions interpreting these laws. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP